SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

BANCORPSOUTH, INC. (Exact Name of Registrant as Specified in Its Charter)	BANCORPSOUTH CAPITAL TRUST I (Exact Name of Registrant as Specified in Its Charter)

Mississippi (State of Incorporation or Organization)	64-0659571 (IRS Employer Identification No.)	Delaware (State of Incorporation or Organization)	62-6398188 (IRS Employer Identification No.)

One Mississippi Plaza Tupelo, Mississippi 38801 (662) 680-2000 (Address of Registrant’s Principal Executive Offices)	One Mississippi Plaza Tupelo, Mississippi 38801 (662) 680-2000 (Address of Registrant’s Principal Executive Offices)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates: 333-72712.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered:

Trust Preferred Securities of BancorpSouth Capital Trust I (including the related guarantee of BancorpSouth, Inc.)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1.      Description of Registrant’s Securities to be Registered.

     The class of securities to be registered hereby is the 8.15% Trust Preferred Securities (the “Preferred Securities”) of BancorpSouth Capital Trust I, a statutory business trust created under the Delaware Business Trust Act (the “Trust”), including the related guarantee thereof (the “Guarantee”) by BancorpSouth, Inc., a Mississippi corporation (“BancorpSouth”).

     For a description of the Preferred Securities, the Guarantee and the related junior subordinated debt securities of BancorpSouth, reference is made to the description thereof included in the prospectus dated December 17, 2001, and the prospectus supplement dated January 18, 2002, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, in connection with the Registration Statement on Form S-3 of BancorpSouth, the Trust and certain other trusts (File No. 333-72712). Such prospectus and prospectus supplement are incorporated herein by reference.

Item 2.      Exhibits.

1.	Amended and Restated Certificate of Trust of BancorpSouth Capital Trust I (filed as Exhibit 4.12 to the Company’s Registration Statement on Form S-3 (Registration No. 333-72712) filed on December 5, 2001, and incorporated herein by reference).

2.	Amended and Restated Trust Agreement of BancorpSouth Capital Trust I (filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-3 (Registration No. 333-72712) filed on December 5, 2001, and incorporated herein by reference).

3.	Form of Second Amended and Restated Trust Agreement of BancorpSouth Capital Trust I (filed as Exhibit 4.14 to the Company’s Registration Statement on Form S-3 (Registration No. 333-72712) filed on December 5, 2001, and incorporated herein by reference).

4.	Form of Trust Preferred Security Certificate for BancorpSouth Capital Trust I (filed as Exhibit B to Exhibit 4.14 to the Company’s Registration Statement on Form S-3 (Registration No. 333-72712) filed on December 5, 2001, and incorporated herein by reference).

5.	Form of Trust Preferred Securities Guarantee Agreement relating to BancorpSouth Capital Trust I (filed as Exhibit 4.25 to the Company’s Registration Statement on Form S-3 (Registration No. 333-72712) filed on December 5, 2001, and incorporated herein by reference).

6.	Form of Junior Subordinated Debt Securities Indenture (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (Registration No. 333-72712) filed on December 5, 2001, and incorporated herein by reference).

7.	Form of Junior Subordinated Debt Security (filed in Article II of Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (Registration No. 333-72712) filed on December 5, 2001, and incorporated herein by reference).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCORPSOUTH, INC.

	By:		/s/ L. Nash Allen, Jr. L. Nash Allen, Jr. Treasurer and Chief Financial Officer

Date: January 23, 2002

BANCORPSOUTH CAPITAL TRUST I

	By:		BancorpSouth, Inc., as Depositor

		By:	/s/ L. Nash Allen Jr. L. Nash Allen, Jr. Treasurer and Chief Financial Officer

Date: January 23, 2002

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